U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BROOKSIDE COM, INC.
 (Name of Small Business Issuer in its charter)


Nevada                                   7375                 88-0430407

(State or Jurisdiction of (Primary Standard Industrial      (I.R.S.Employer
Incorporation or         Classification Code Number)       Identification No.)

640 Perkins Drive. Overton, Nevada 89040; (702) 256-2094
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration
Statement becomes effective.

If this Form is filed to
register additional
securities for an offering
pursuant to Rule 462(b)
under the Securities Act,
please check the following
box and list the
Securities Act
registration number of the
earlier effective
registration statement for
the same offering.


If this Form is a post-
effective amendment filed
pursuant to Rule 462(c)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.


If this Form is a post-
effective amendment filed
pursuant to Rule 462(d)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.

If the delivery of the
prospectus is expected to
be made pursuant to Rule
434, check the following
box.




CALCULATION OF REGISTRATION FEE

Title of each    Amount to be   Proposed maximum   Proposed Maximum   Amount of
class of        registered     offering price per  aggregate offering registra-
registered                         unit                price

Common shares   2,000,000           $0.05           $100,000.00         264.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I.  INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS
BROOKSIDE.COM,INC.
__2,000,000  Shares
Common Stock
Offering Price $0.05 per Share

BROOKSIDE.COM,INC., a Nevada corporation ("Company"), is hereby offering up to 2,000,000 shares of its $.001 par value common stock ("Shares") at an offering price of $0.05 per share on a "best efforts" basis pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for the Company.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page 8).

The Securities and Exchange Commission, or any State Securities
Commission, has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                   Underwriting Discounts
                 Price to Public    and Commissions (2)    Proceeds to Issuer(3)
Per Share          $_.005                0                       $_0.05
Total Minimum (1)  $__25,000.00          0                       $_25,000.00
Total Maximum      $100,000.00           0                       $100,000.00

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 2000.

The shares being offered by BROOKSIDE.COM, INC. are subject to prior sale, acceptance of the subscriptions by BROOKSIDE. COM, INC. and approval of certain legal matters by counsel to BROOKSIDE. COM, INC.

	This is our initial public offering of common stock. The initial offering price per share is $10.00. we will apply to list our common stock on the OTC:BB. No public market currently exists for the shares of common stock. BROOKSIDE.COM, INC. has the right to accept or reject any subscriptions, in whole or in part, for any reason. Until ______ 2000, all dealers effecting transactions in registered securities may be required to deliver a prospectus. This is true whether or not the dealer is participating in this distribution.
 Dealers also have an obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     	This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.

     	The delivery of this prospectus, nor a sale of the mentioned securities shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

     	This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact. No person or entity has been authorized by BROOKSIDE.COM, INC. to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.

     	This company is not a reporting company. Upon written or oral request, any person who receives a prospectus will have an opportunity to meet with representatives of BROOKSIDE.COM, INC. to verify any of the information included in the prospectus and to obtain additional information. Such a person shall also, upon written or oral request, receive a copy of any information that is incorporated by reference in the prospectus and the address (including title or department) and telephone number. Such information shall be provided without charge.

     All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information; and they did so to their satisfaction.

(1) A maximum of 2,000,000 shares may be sold on a "best-efforts" basis. All of the proceeds from the sale of Shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $25,000.00 the minimum offering, is received. If less than $25,000,000 is received from the sale of the Shares within 120 days of the date of this Prospectus, the offer will remain open for another 120 days after which all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. No commissions are anticipated.
(2) No sales commission will be paid in connection with the sales of these shares.
(3) The Net Proceeds to the Company is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."



TABLE OF CONTENTS

												PAGE

PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	3
DETERMINATION OF OFFERING PRICE	4
DILUTION	5
PLAN OF DISTRIBUTION	6
LEGAL PROCEEDINGS	7
	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS	8
	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT	9
DESCRIPTION OF SECURITIES	10
INTEREST OF NAMED EXPERTS AND COUNSEL	11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES	12
ORGANIZATION WITHIN LAST FIVE YEARS	13
DESCRIPTION OF BUSINESS	14
PLAN OF OPERATION	15
DESCRIPTION OF PROPERTY	16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17
	MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS	18
EXECUTIVE COMPENSATION	19
FINANCIAL STATEMENTS	20
	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE	21

PROSPECTUS SUMMARY
The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

The Company

BROOKSIDE.COM,INC., (the "Company"), was incorporated on June 30,1999, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.
 The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities.

	The Company was formed for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Dorothy Ann Shellabarger serves as President and Director; Lisa A. Schiano serves as a Secretary and Director; Lisa R. Kerr serves as secretary and Director; and Laurie C. Gillespie serves as Director (collectively referred to as "Directors"). The Directors determined next to proceed with filing a Form SB-2.

	The Directors, elected to commence implementation of the Company's principal business purpose, described below under "Item 2, Plan of Operation".
 As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

	The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, each shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming that his/her respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, eachshareholder has agreed to place his/her respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

The Offering

Shares of the Company will be offered at $0.05 per Share. See "Plan of Distribution, page. The minimum purchase required of an investor is $300 .00.
 If all the Shares offered are sold the net proceeds to the Company will be $100,000,000 less certain costs associated with this offering. See "Use of Proceeds." This balance will be used as working capital for the Company.

Liquidity of Investment
Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors, page 8."

Risk Factors

An investment in the company involved risks due in part to no previous operating history of Company, as well as competition in this field of business.
 Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others. See "Risk Factors, page 8."



RISK FACTORS

The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

Purchases by Affiliates

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No Assurance Shares Will Be Sold

The 2,000,000 Common Shares are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.


Arbitrary Offering Price.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

"Best Efforts" Offering

The Shares are offered by the Company on a "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by the Company. In the event that $20,000,000 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another 120 days after which the proceeds so collected will be refunded to investors without deducting sales commissions or expenses. During this escrow period, which may last up to two hundred forty (240) days, subscribers will not have use of nor derive benefits from their escrow funds.

No Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices.
 The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares Eligible For Future Sale

All of the 2,000,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least on year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

Forward-Looking Statements.

	This Prospectus contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward- looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties,certain of which are beyond the Company's control.
The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

Uncertainty Due to Year 2000 Problem.

	The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year.  Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed.  In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date.
 The effects of the Year 2000 issue may be experienced before, on, or after
January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant.  It is not possible to be certain that all aspects of the Year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

	The Company's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the
Year 2000 issues will have a material adverse impact on the Company's financial condition or results of operations; however, because of the uncertainties in this area, no assurances can be given in this regard.

RECENT ACCOUNTING PRONOUNCEMENTS

	In March, 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Statement 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal the and assists in determination when computer software is for internal use. Statement 98-1 is effective for fiscal years beginning after December 15,1998, with earlier application permitted. We have not determined the impact of the adoption of Statement 98-1 as this is highly dependent upon the nature, timing and extent of future internal use software development.

	In March, 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." Statement 98-5 provides guidance on the financial reporting of start up costs and organizations costs and organization costs. It requires start up and organization costs to be expensed as incurred. Statement 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. We have implemented Statement 98-5 during 1998 and do not expect it to have a material impact on our financial position or result of operations.

	In June, 1997, the Financial Accounting Board issued Statement of Financial Accounting Standards No. 131 supersedes Statement 14, "Financial Reporting for Segments of a Business Enterprise", and is effective for years beginning after December 31, 1997. Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in financial reports. Statement 131 also establishes standards for selated disclosures about products and services, geographic areas and major customers. We have not yet determined the impact of the adoption of Statements 131.

	In June, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133," Accounting for Derivative Instruments and Hedging Activities." Statement 133 changes the previous accounting definition of "derivative" which focused on freestanding contracts like options and forwards, including futures and swaps, expanding it to include embedded derivatives and many commodity contracts. Under Statement 133, every derivative recorded in the balance sheet as either an asset or liability measured as its fair value. Statement 133 requires that changes in the derivative fair value be recognized currently in earnings unless specified hedge accounting criteria are met. Statement 133 is effective for fiscal years beginning after June 15, 1999.
 Earlier application is allowed as of the beginning of any quarter beginning after issuance. We do not anticipate that Statement 133 will have a material impact on our financial position or results of operations.

USE OF PROCEEDS
	Following the sale of the 2,000,000 Shares Offered by the Company there will be a gross proceeds of $100,000,000 (less certain expenses of this offering). These proceeds will be used to provide start-up and working capital for the Company.

	The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):


Use of Proceeds             Minimum Offering
                          Amount          Percent    Maximum Offering
                                                   Amount          Percent

Transfer Agent Fee     $ 250.00            1.0%    $1,000.00        1.0%
Legal Fees             $ 10,0000.00       40.0%    $25,000.00      25.0%
Printing Costs         $ 100.00            0.4%    $500.00          0.5%
Accounting Fees        $ 1,000.00          4.0%    $2,500.00        2.5%
Working Capital        $ 21,150.00        54.6%    $71,000.00      71.0%
Total                  $25,000.00         00.0%    $100,000.00    100.0%

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

DETERMINATION OF OFFERING PRICE

The offering price is not based upon the Company's net worth, total asset value,or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.


DILUTION

	"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of _______, 1999, the net tangible book value of the Company was $________ or $._______ per Share.
 Giving effect to the sale by the Company of all offered Shares at the public offering price, the pro forma net tangible book value of the Company would be $_________ or $_______ per Share, which would represent an immediate increase of $_______ in net tangible book value per Share and $________ per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by the Company.

	The following table illustrates the pro forma per Share dilution:



                                                  Assuming Maximum
                                                    Shares Sold
Offering Price (1)                                     $0.05

Net tangible book value per share                      $0.00
before Offering (2)

Increase Attributable to purchase                      $0.02
of stock by new investors (3)

Net tangible book value per Share
after offering (4)                                     $0.02

Dilution to new investors  (5)                         $0.03

Percent Dilution to new investors
(6,7)                                                    60%


(1)	Offering price before deduction of offering expenses, calculated on a
"Common Share Equivalent" basis.

(2)	The net tangible book value per share before the offering ($0.00) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of the Company.

(3)	The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4)	The net tangible book value per share after the offering ($0.02) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5)	The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($0.02) and subtracting from it the net tangible book value per share before the offering ($0.00) for an increase of $0.03.

(6)	The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.02) from the offering price of the
Shares in this offering ($0.05), giving a dilution value of ($0.03).

(7)	The Percent Dilution to new investors is determined by dividing the
Dilution to new investors ($0.03) by the offering price per Share ($0.05) giving a dilution to new investors of 60%.

PLAN OF DISTRIBUTION

The Company will sell a maximum of 2,000,000 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $300.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to the Company will be $100,000,00 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see "Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by the Company subject to prior sale and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by the Company, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company in the form attached to this Prospectus.
Promptly upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. The Company may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons other as the Company determines to be in the best interest of the Company. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
AND CONTROL PERSONS

	The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since June 30, 1999. There are no other persons which can be classified as a promoter or controlling person of the Company.

Dorothy Ann Shellabarger, Age 60. Dorothy Ann Shellabarger, President and Director, has over 27 years marketing experience in various capacities relating to the advertising field. From media director and strategist, encompassing media buying and client budget developing and administration. Dottie has originated and developed a national public relations campaign centered on the "Commonwealth Critter". Dorothy has a Bachelor of Science Degree in Business Administration with an emphasis in marketing.

Lisa A. Schiano, Age 40, Secretary and Director with over 15 years training, coordination and managerial experience. Lisa is an educator in the Clark County School District implementing Columbia University, NYC, reading, writing and research programs, as well as writing and receiving Wells Fargo Literacy Grants for Education for the Clark County School District. Previously a coordinator for Estee Lauder, Inc., Manhattan, NYC for 10 years and prior to an Administrative Assistant to the President of McCann-Erickson Advertising, NYC. Lisa is a Summa Cum Laude graduate with a Master of Science degree in Education from Dowling College, Long Island, New York. In addition, Lisa has written and published articles for the Make -A-Wish Foundation based in Arizona and is adept at American Sign Language and Spanish.

Lisa R. Kerr, Age 38. Lisa R. Kerr is a Conservation Educator with 6 years experience in the State of Recreation. Lisa has conducted out reach programs for elementary age children and has acquired a broad array of knowledge in Environmental Education and Native American cultures. Lisa has participated in and conducted a variety of extended programs. She is a devoted conservationist and researcher relating to the field of environmental conservation. Lisa is well educated in the field of conversation.

Laurie C. Gillespie, Age 40.   Laurie C. Gillespie is a Human Resource
Specialist and Product Development Director with over 10 years experience. Previously assisted in daily operations of benefit programs, provider relations, client/vendormeetings, as well as performing experience analysis, preparing periodic reports and proposals requests in accordance with Standards of Practice. Prior to, Laurie worked in the Marketing Department of Kaiser Permanente Health Plan as a Sales and Marketing Technician. Acquired her BA degree from San Diego State University and is currently working towards completion of her Health Insurance Associate coursework with designation expected within the upcoming year.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of Class  Name of Beneficial Owner (1) Amount and Nature of
                                             Beneficial Owner (2)  Percent of
                                                                     Class
Common Stock   Dorothy A. Shellabarger,
               President and Director           1,000,000             25.0%
                                              Common Stock

                 Lisa A. Schiano
             Treasurer and Secretary            1,000,000              25.0
Common Stock
                 Lisa R. Kerr,
                 Secretary and
                  Director                      1,000,000              25.0%
Common Stock
             Laurie C. Gillespie,
                  Director
                                                1,000,000              25.0%

(1) None of the Officers, Directors or existing shareholders do not have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $0.0001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company has ________ Shares of common stock outstanding.

Non-Cumulative Voting

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends

The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock

	Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 19,000,000 Shares (assuming the entire offering is sold) of common stock.  One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the
takeover, or otherwise.

Transfer Agent

The Company intends to engage the services of Pacific Stock Transfer
Company, P.O. Box 93385 Las Vegas, Nevada  89193  (702) 361-3033  Fax (702) 732-
7890.


INTEREST OF NAMED EXPERTS AND COUNSEL

	No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.


DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management..
 Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The registrant undertakes the following:
	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ORGANIZATION WITHIN LAST FIVE YEARS

	The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2.  None of the promoters have received anything of value from the registrant.

DESCRIPTION OF BUSINESS

1.  Company /Business Summary
	BROOKSIDE.COM. INC., (the "Company"), was incorporated on JUNE 30, 1999, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.
 The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities.

	The Company was formed for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Dorothy Ann Shellabarger serves as President and Director. Lisa R. Kerr serves as Secretary and Director; and Laurie C. Gillespie serves as a Director (collectively referred to as "Directors". The Directors determined next to proceed with filing a Form SB-2.

     	The Directors, elected to commence implementation of the Company's principal business purpose, described below under "Item 2, Plan of Operation".
 As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

     	The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, each shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming that he/she will not sell his/her respective shares of the Company's common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with the Company's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing. The Company's business is subject to numerous risk factors, including the following:


ITEM 2.  PLAN OF OPERATION

    	The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of the Company's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.


     	While the Company will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction.
Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing ocuments.

     	The Registrant has no full time employees. The Registrant's two officers have agreed to allocate a portion of their time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by each officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."
The Company's officers and directors may, in the future, become involved with other companies which have a business purpose similar to that of the Company. As a result, additional conflicts of interest may arise in the future. If such a conflict does arise and an officer or director of the Company is presented with a business opportunity under circumstances where there may be a doubt as to whether the opportunity should belong to the Company or another "blank check" company they are affiliated with, they will disclose the opportunity to all such companies. If a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge or acquire such target company, the company of which Mr. Dhonau first became an officer and director will be entitled to proceed with the transaction. As between the Company and the three other companies formed on December 9, 1996, the company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction. See "ITEM 5, DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - PREVIOUS BLIND POOL ACTIVITIES."

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

     	The Articles of Incorporation of the Company provides that the Company may indemnify officers and/or directors of the Company for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification. See "ITEM 12, INDEMNIFICATION OF IRECTORS AND OFFICERS."

GENERAL BUSINESS PLAN

     The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     	The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     	The primary method the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal periodically seeking companies which are looking to merge with a public shell.

     	The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     	The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's two officers, or by the Company's shareholders. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

    	Management of the Company, while not especially experienced in matters relating to the new business of the Company, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company's shareholders, in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

     	The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The
Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

     	In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

     	It is anticipated that the Company's principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Any terms of sale of the shares presently held by officers and/or directors of the Company will be also afforded to all other shareholders of the Company on similar terms and conditions. The policy set forth in the preceding sentence is based on an understanding between the two members of management, and these two persons are not aware of any circumstances under which this policy would change while they are still officers and directors of the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

     	It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

     	While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

     	With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

     	The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     	As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the ecurities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company.

     	The Company's officers and shareholders have verbally agreed that they will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of the Company. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which the Company acquires or merges with agree to repay all or a portion of such advances. There is no dollar cap on the amount of money which such persons will advance to the Company. The Company will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

     	The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which any of the Company's Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

     	There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management management of the Company's affairs. There is no agreement that non-management shareholders will exercise their voting rights to continue to re-elect the current directors, however, it is expected that they will do so based on the existing friendship among such persons.

COMPETITION

     	The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.



YEAR 2000 COMPLIANCE

     	The Company is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The Company has assessed these issues as they relate to the Company, and since the Company currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, it does not believe that there are any material year 2000 issues to disclose in this Form 10-SB.


DESCRIPTION OF PROPERTY

The Company does not currently own any property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.


MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS.

	The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.


EXECUTIVE COMPENSATION

(a) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(b) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.


FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are attached as Exhibit 99.1 to this Form SB-2.


CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Since the inception of the Company in June 30, 1999, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is Kurt Saliger. Mr. Saliger was engaged by the Company on or about July 31, 1999.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."


RECENT SALES OF UNREGISTERED SECURITIES

	None.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.


UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)	(1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)  Include any prospectus required by section 10(a)(3) of
the Securities Act;
(ii)  Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b)
if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)  Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in
the Act and is, therefore, unenforceable.   In the event that a claim
for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE OF CONTENTS

	PAGE #


	INDEPENDENT AUDITORS REPORT	1


	ASSETS	2


	LIABILITIES AND STOCKHOLDERS' EQUITY	3


	STATEMENT OF OPERATIONS	4


	STATEMENT OF STOCKHOLDERS' EQUITY	5


	STATEMENT OF CASH FLOWS	6


	NOTES TO FINANCIAL STATEMENTS	7-11

BROOKSIDE.COM, INC.

	FINANCIAL STATEMENTS


OCTOBER 31, 1999


BROOKSIDE.COM, INC.
FINANCIAL STATEMENTS
TABLE OF CONTENTS



	PAGE


INDEPENDENT AUDITOR=S REPORT	1

FINANCIAL STATEMENTS

	BALANCE SHEET	2

STATEMENT OF OPERATIONS	3

STATEMENT OFCHANGES IN STOCKHOLDERS' EQUITY	4

STATEMENT OF CASH FLOWS 	5

NOTES TO FINANCIAL STATEMENTS	6-7


INDEPENDENT AUDITOR'S REPORT


Board of Directors
BROOKSIDE.COM, INC.
Las Vegas, Nevada


I have audited the accompanying balance sheets of Brookside.com, Inc. (a development stage company), as of October 31, 1999, and the related statements of operations, stockholders' equity and cash flows from June 30, 1999 ( inception) to October 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted our audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brookside.com, Inc. (a development stage company) at October 31, 1999 and the results of its operations and its cash flows from June 30, 1999 ( inception) to October 31, 1999 in conformity with generally accepted accounting principles.

The accompany financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had no operations and has no established source of
revenue.   This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



KURT D. SALIGER, C.P.A.
November 20,1999












BROOKSIDE.COM, INC.
A DEVELOPMENT STAGE COMPANY
BALANCE SHEET
October 31, 1999



ASSETS

CURRENT ASSETS

	Cash											$      0

	TOTAL CURRENT ASSETS						$      0

OTHER ASSETS									$...0_
	Investments										$...0

	TOTAL OTHER ASSETS							$...0

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES							$...0
	Accounts Payable								$...0

	TOTAL CURRENT LIABILITIES						$...0

LONG-TERM DEBT								$...0

STOCKHOLDERS' EQUITY

	Common Stock, $.001 par value
	authorized 25,000,000 shares; no shares
	issued and outstanding at October 31, 1999
	4,000,000 shares								$4.000
	Stock Subscription Receivable						($4.000

	Additional Paid In Capital							         $0
	Deficit Accumulated During Development Stage				...$0

TOTAL STOCKHOLDERS' EQUITY						         $0


				TOTAL LIABILITIES AND
				    STOCKHOLDERS' EQUITY				$        0


















See accompanying notes to financial statements.

2

BROOKSIDE.COM, INC.
A DEVELOPMENT STAGE COMPANY
STATEMENT OF OPERATIONS
June 30, 1999 (Inception) to October 31, 1999






INCOME
Revenue											$        0

TOTAL INCOME									          0

EXPENSES
General and Administrative							          0


TOTAL EXPENSES								          0

NET PROFIT (LOSS)							          0

NET PROFIT (LOSS)							$        0
PER SHARE-BASIC & DILUTED 						$0.0000





AVERAGE NUMBER OF SHARES OF
COMMON STOCK OUTSTANDING					$4,000,000
















See accompanying notes to financial statements.

3
BROOKSIDE.COM, INC.
A DEVELOPMENT STAGE COMPANY
STATEMENT OF STOCKHOLDERS' EQUITY
October 31, 1999




                                         Common Stock

								                  Number 				                       Retained Earnings
							    	                of				                          during Development
                          Shares		         Amount               Stage



Balance January 1,1999      0                 $0

June 30, 1999 (inception)
	issued to officers and
	directors				           	4,000,000       	$4,000






Net Income June 30, 1999
(Inception)
to October 31, 1999									                                          	$0

Balance
October 31, 1999			     	4,000,000        	$4,000		               	$0		$0






See accompanying notes to financial statements.

4


BROOKSIDE.COM, INC.
A DEVELOPMENT STAGE COMPANY
STATEMENT OF CASH FLOWS
June 30, 1999 (Inception) to October 31, 1999




CASH FLOWS FROM OPERATING ACTIVITIES:
	Net Income								                                  	      $ 0

	Net (Loss)
	Amortization and depreciation	                             $ 0
	Accounts Payable

CASH FLOWS FROM OPERATING ACTIVITIES

Issue common stock
Treasury stock

	Net Increase in Cash							          0
	Decrease in Cash

	Cash, Beginning ,June 30, 1999					                      		$ 0

	Cash, Ending October 31, 1999			                       				$ 0














See accompanying notes to financial statements.

5


BROOKSIDE.COM, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
June 30, 1999 (Inception) to October 31, 1999



NOTE 1   - HISTORY AND ORGANIZATION OF THE COMPANY

	The Company was organized June 30, 1999 under the laws of the State of Nevada, under the name Brookside.Com, Inc. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	Accounting Method
	The Company records income and expenses on the accrual method of accounting

	Estimates
	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

	For the statements of cash flows, all highly liquid investments with a maturity of three months or less are .considered to be cash equivalents.
There were no cash equivalents as of October 31, 1999.

	Fixed assets
	The Company does not maintain or control any fixed assets.

	Income taxes
	Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS
#109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities

 .






















NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	Loss Per Share
	Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share." Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 1997 and 1998 and July 31, 1999, the Company had no dilutive common stock equivalents such as stock options.

NOTE 3 - STOCKHOLDERS' EQUITY

	The authorized common stock of Brookside.Com, Inc. consists of 25,000,000 shares of its $0.001 par value per share.
	The Company has issued 4,000,000 shares of its common stock.
	The Company has no preferred stock.

NOTE 4 - GOING CONCERN

	The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.








BYLAWS

OF

THEINTERNETCORP.NET, INC.


ARTICLE I:  OFFICES


	The principal office of the Corporation in the Sate of Nevada shall be located in Las Vegas, County of Clark, the Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors my designate or as the business of the Corporation may require from time to time.

ARTICLE II:  SHAREHOLDERS
	SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 15th day in the month of December in each year, beginning with the transaction of such other business as my come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the Sate of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors shall be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of
Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.



	SECTION 2.  Special Meetings.  Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.
	SECTION 3.  Place of Meeting.  The Board of Directors my designate any place, either within our without the State of  Nevada, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within our without the State of Nevada, unless otherwise prescribed by statute, as the place for the holding of such meeting.  If no designation is made, the place of meeting shall be the principal office of the Corporation.
	SECTION 4.  Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

	SECTION 5.  Closing of Transfer Books or Fixing of Record.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination  of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

	SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of
shares held by each.   Such lists shall be produced and kept open at the time
 and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.
	SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
	SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors my be had by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.
	SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.
	Shares held by an administrator, executor, guardian or conservator my be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
	Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.
	A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
	Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
	SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III:  BOARD OF DIRECTORS
	SECTION 1.  General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.
	SECTION 2.  Number, Tenure and Qualifications.  The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one ( 1 ).  Each Director shall hold office until the next annual meeting of shareholder and until his successor shall have been elected and qualified.
	SECTION 3.  Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.
	SECTION 4.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.
	SECTION 5.  Notice.  Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United Sates mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any directors may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
	SECTION 6.  Quorum.  A majority of the number of directors fixed by Section
2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
	SECTION 7.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
	SECTION 8.  Action Without a Meeting.  Any action that may be taken by the
Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.
	SECTION 9.  Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of

Directors for a term of office continuing only until the next election of directors by the shareholders.
	SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.
	SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
ARTICLES IV:  OFFICERS
	SECTION 1. Number. The officers of the corporation shall be a President, one or more vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of
Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person.  Officers may be directors or shareholders of the Corporation.
	SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the board of Directors shall be elected annually by the board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.
	SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgement, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.
	SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
	SECTION 5.  	President.  The president shall be the principal
executive officer of the Corporation and, subject to the control of the Board of
 Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contract, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by there
Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
	SECTION 6. Vice President. In the absence of the president or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors, If there is more than one
 Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having the first rank.
	SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the Board of Directors in one or more minute books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e) sign with the President certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of the
 Secretary and such other duties as from time to time may be assigned to him by the President or by the
Board of Directors.
	SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaw; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.
	SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V:  INDEMNITY
	The Corporation shall indemnify its directors, officers and employees as follows:
	(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonable incurred by or imposed upon him in connection with any proceeding to which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.
	(b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.
(c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of the
Article V.

ARTICLE VI:  CONTRACTS, LOANS, CHECKS, AND DEPOSITS
	SECTION 1. Contracts. The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
	SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
	SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
	SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER
	SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, expect that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
	SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, Provided, however, that upon any action undertaken by the shareholder to elect
S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreements is in force and effect.
ARTICLE VIII:  FISCAL YEAR
	The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

ARTICLE IX:  DIVIDENDS
	The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.

ARTICLE X:  CORPORATE SEAL
	The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, Corporate Seal.

ARTICLE XI:  WAIVER OF NOTICE
	Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provision of the Articles of Incorporation or under the provisions of the applicable
Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein , shall be deemed equivalent to the giving of such notice.

ARTICLE XII:  AMENDMENTS
	These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.
The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 28th day of April, 1999.


						Catherine S. Ratelle, Secretary





SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on August 4, 1999.

BROOKSIDE.COM,INC.


By: /s/    __________
Dorothy Ann Shellabarger, President

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